Exhibit 21.1


                         Subsidiaries Of The Registrant


Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation and all are included in the consolidated financial statements.

NAME OF SUBSIDIARY                                     STATE OR OTHER JURISDICTION OF
------------------                                     INCORPORATION/ORGANIZATION
                                                       ------------------------------

Concurrent Computer Asia Corp Delaware                 Delaware
Concurrent Computer Belgium B.V./S.A.                  Belgium
Concurrent Computer Canada, Inc.                       Canada
Concurrent Computer Corp. (France)                     Delaware
Concurrent Computer Corp. Pty. Ltd.                    Australia
Concurrent Computer Corporation, Ltd.                  United Kingdom
Concurrent Computer Far East Pte. Ltd.                 Singapore
Concurrent Computer France S.A.                        France
Concurrent Computer GmbH                               Germany
Concurrent Computer Hispania, S.A.                     Spain
Concurrent Computer Holding Co. Ltd.                   United Kingdom
Concurrent Computer Hong Kong Limited                  Hong Kong
Concurrent Computer New Zealand                        New Zealand
Concurrent Holding Corporation                         Delaware
Concurrent Nippon Corporation                          Japan
Concurrent Securities Corp.                            Massachusetts
Harris Computer Systems Corporation Technology, Inc.   Florida




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